LIQUIDATING TRUST
                                               AGREEMENT





                                            By and Between





                                       THE MICROCAP FUND, INC.,
                                            as the Grantor,





                                                  and





                                          Raymond S. Troubh,
                                              as Trustee





                                     Dated as of January 28, 1997




                                                  iv
===============================================================================


                                           TABLE OF CONTENTS

         ARTICLE I
                                         NAME AND DEFINITIONS

1.1.  Name.................................................................  2
1.2.  Certain Terms Defined.................................................  2

         ARTICLE II
                                          NATURE OF TRANSFER

2.1.  Purpose of Trust......................................................  4
2.2.  Prohibited ...........................................................  5
2.3.  No Reversion to Fund..................................................  5
2.4.  Instruments of Further Assurance......................................  5
2.5.  Payment of Liabilities................................................  5
2.6.  Incidents of Ownership................................................  6
2.7.  Notice to Unlocated Shareholders.....................................  6


                                              ARTICLE III
                                             BENEFICIARIES

3.1.  Beneficial Interests..................................................  6
3.2.  Rights of Beneficiaries...............................................  7
3.3.  Transfer of Interests of Beneficiaries...............................  8
3.4.  Trustees as Beneficiaries.............................................  9

         ARTICLE IV
                                   DURATION AND TERMINATION OF TRUST

4.1.  Duration..............................................................  9
4.2.  Other Obligations of Trustees upon
          Termination.......................................................  9

         ARTICLE V
                                        ADMINISTRATION OF TRUST

5.1.  Sale of Trust ........................................................ 10
5.2.  Transactions with Related Persons.................................... 10
5.3.  Restriction on Trust Assets.......................................... 11
5.4.  Payment of Claims, Expenses and Liabilities........................... 11
5.5.  Interim Distributions.......................    ...................... 11
5.6.  Final Distribution.................................................... 11
5.7.  Reports to Beneficiaries and Others................................... 12
5.8.  Federal Income Tax Information....................................... 12
5.9.      Employment of Manager ............................................ 13

         ARTICLE VI
                               POWERS OF AND LIMITATIONS ON THE TRUSTEES

6.1.  Limitations on Trustees.............................................. 14
6.2.  Specific Powers of Trustees.......................................... 15

         ARTICLE VII
                                       CONCERNING THE TRUSTEES,
                                  BENEFICIARIES, EMPLOYEES AND AGENTS

7.1.  Generally............................................................. 18
7.2.  Reliance by Trustees.................................................. 19
7.3.  Liability to Third Persons............................................ 20
7.4.  Recitals.............................................................. 20
7.5.  Indemnification...................................................... 20
7.6.      Rights of Trustees, Employees, Independent
          Contractors and Agents To Own Units or Other
          Property and To Engage in Other Business........................ 22

         ARTICLE VIII
                            PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

8.1.  Action by Trustees.................................................... 23
8.2.      Delegation...................................................... 23
8.3.  Reliance on Statement by Trustees..................................... 24


                                              ARTICLE IX
                                       COMPENSATION OF TRUSTEES

9.1.  Amount of Compensation............................................... 24
9.2.  Dates of Payment...................................................... 24
9.3.  Expenses............................................................ 24

         ARTICLE X
                                    TRUSTEES AND SUCCESSOR TRUSTEES

10.1.  Number and Qualification of Trustees................................. 25
10.2.  Resignation and Removal............................................ 25
10.3.  Appointment of Successor............................................ 26
10.4.  Acceptance of Appointment by Successor
           Trustee.......................................................... 26
10.5.  Bonds................................................................ 26



         ARTICLE XI
                                     CONCERNING THE BENEFICIARIES

11.1.  Evidence of Action by Beneficiaries.................................. 27
11.2.  Limitation on Suits by Beneficiaries............................... 27
11.3.  Requirement of Undertaking.......................................... 28

         ARTICLE XII
                                       MEETING OF BENEFICIARIES

12.1.  Purpose of Meetings............................................... 28
12.2.  Meeting Called by Trustees.......................................... 28
12.3.  Meeting Called on Request of Beneficiaries.......................... 29
12.4.  Persons Entitled to Vote at Meeting of
           Beneficiaries............................................... 29
12.5.  Quorum and Vote Required........................................ 29
12.6.  Adjournment of Meeting............................................. 29
12.7.  Conduct of Meetings............................................. 29
12.8.  Record of Meeting................................................. 30

         ARTICLE XIII
                                              AMENDMENTS

13.1.  Consent of Trustees and Beneficiaries................................ 30
13.2.  Notice and Effect of Amendment....................................... 31

                                              ARTICLE XIV
                                       MISCELLANEOUS PROVISIONS

14.1.  Filing Documents..................................................... 32
14.2.  Intention of Parties to Establish Trust........................... 32
14.3.  Beneficiaries Have No Rights or Privileges
           as Shareholders of MicroCap..................................... 32
14.4.  Laws as to Construction.............................................. 32
14.5.  Severability........................................................ 32
14.6.  Notices............................................................ 33
14.7.  Counterparts......................................................... 33
14.8.  Binding......................................................... 34


===============================================================================

============================================================================
                                                  31



                                      LIQUIDATING TRUST AGREEMENT


                  AGREEMENT AND DECLARATION OF TRUST, dated as of January 28, 1997, by and between The MicroCap Fund, Inc., a Maryland corporation ("Fund"), and Raymond S. Troubh, as trustee (the "Trustee," and together with any additional trustees appointed hereunder, the "Trustees").

                  WHEREAS, Fund's Board of Directors and shareholders have adopted a Plan of Liquidation and Dissolution (the "Plan");

                  WHEREAS,  Fund's Board of Directors  anticipates that Fund may not be able to fully wind up all of its affairs prior to the date by which Fund must dissolve, and therefore have made specific arrangements for such contingency in the Plan;

         WHEREAS, the Plan, among other things, (i) provides for the establishment of a liquidating trust pursuant to the terms and conditions hereof (the "Trust") and the establishment of one or more escrow, reserve and other accounts (collectively, the "Reserve Funds"), (ii) provides the methods by which the Trustee was selected to serve as agent of the Beneficiaries (as defined below) and trustee of the Trust, (iii) authorizes and directs Fund to grant, assign and convey the Retained Assets to the Trustee as agent for the Beneficiaries (as defined below) all assets of Fund not distributed to shareholders in cancellation of the interest of the Shareholders in Fund and
(iv) authorizes and directs the Trustee to hold and reduce to cash for and on behalf of, and distribute to, the Beneficiaries the assets of the Trust in accordance with the terms and conditions hereof.

          NOW, THEREFORE, in consideration of the premises, and subject to the terms and provisions herein, effective as of the close of business on the Record Date, Fund hereby grants, releases, assigns, conveys and delivers unto the Trustee for the benefit of the beneficiaries of the Trust (the "Beneficiaries"), all of Fund's right, title and interest in and to all assets of Fund not distributed to shareholders as of the Record Date for the uses and purposes stated herein, and the Trustee hereby accepts such assets and such Trust:


                                      ARTICLE I

                                         NAME AND DEFINITIONS

    .1. NameI.1. Name. This trust shall be known as the MicroCap Liquidating Trust.

I.2. Certain Terms DefinedI.2. Certain Terms Defined. For all purposes of this instrument, unless the context otherwise requires:

                           (a) Affiliated Person shall mean a Person (i) who in his individual capacity is a director, trustee, officer, partner or employee of the Manager or of a Person who controls, is controlled by or is under common control with the Manager or (ii) who controls, is controlled by or is under common control with the Manager.

                           (b) Affiliated Trustee shall mean a Trustee (i) who in his individual capacity is a director, trustee, officer, partner or employee of the Manager or of a Person who controls, is controlled by or is under common control with the Manager or (ii) who controls, is controlled by or is under common control with the Manager.

                           (c)   Agreement   shall  mean  this   instrument   as
         originally executed or as it may from time to time be amended pursuant to the terms hereof.

                           (d) Beneficial Interest shall mean each Beneficiary's proportionate share of the Trust Assets initially determined by the ratio of the number of Shares held by the Initial Beneficiary on the close of business on the Record Date over the total number of Shares issued and outstanding on such Record Date and thereafter each Beneficiaries' proportional beneficial interest in the Trust.

             (e)      Initial Beneficiary shall mean each of the Shareholders.

                           (f) Manager shall mean such Person or Persons who have been employed by, or who have contracted with, the Trustees to assist in the management of the Trust.

                           (g) Person shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

                           (h) Record Date shall mean the date selected by the Board of Directors of Fund for determination of the shareholders of Fund entitled to become Beneficiaries, which shall also be the date on which Fund conveys to the Trust all of the assets of Fund not previously distributed to shareholders of Fund.

                           (i) Shares shall mean the shares of Common Stock, par value $.01 per share, of Fund, and the shares of Series A Convertible Preferred Stock, par value $.01 per share, with each share of such preferred stock being treated hereunder as being equivalent to 1.25 shares of Common Stock.
                  (j) Shareholders shall mean the holders of record of the outstanding Shares of Fund at the close of business on the Record Date.

            (k)      Trust shall mean the Trust created by this Agreement.

                           (l) Trust Assets shall mean all the property held from time to time by the Trustees under this Agreement, which initially shall consist of the assets granted, assigned and conveyed to the Trustee by Fund pursuant to the Plan, and, in addition, shall thereafter include all dividends, rents, royalties, income, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy liabilities of Fund or the Trust or make distributions to the Beneficiaries.

                           (m)  Trustees  shall mean the original  Trustee,  any
         Trustees   appointed   hereunder  after  the  date  hereof,  and  their
         successors.

ARTICLE II                                    ARTICLE II

                                          NATURE OF TRANSFER

                  II.1.  Purpose of TrustII.1.  Purpose of Trust.

                  (a) The Trust is organized for the sole purpose of winding up Fund's affairs with no objective to continue or engage in the conduct of a trade or business.

                  (b) As Fund is required to liquidate and dissolve prior to fully winding up its affairs, including, but not limited to, its payment of any unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed, arising from any source whatsoever (the "Liabilities"), without any established procedure to satisfy such Liabilities, Fund's Board of Directors and Shareholders each approved the Plan, which calls for the establishment of the Trust, and sets forth the manner in which the Trustees are selected, for the purpose of providing a procedure which will enable Fund to dissolve in a timely manner, and wind up its affairs, by assigning and conveying to the Trustees pursuant to the terms contained herein all assets of Fund not previously distributed to Shareholders. The assets granted, assigned and conveyed to the Trustees will be held in the Trust, and the Trustees will: (i) further liquidate the Trust Assets if necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets;
(ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof; (iii) complete the winding up of Fund's affairs; (iv) act on behalf of the Beneficiaries and in the capacity of Fund in connection with any matters and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

                  (c) It is intended that the granting, assignment and conveyance of the initial Trust Assets by Fund to the Trustees pursuant hereto shall be treated for federal and state income tax purposes as if Fund made such distributions directly to the Shareholders. It is further intended that for federal, state and local income tax purposes the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Internal Revenue Code of 1986, as amended (the "Code") and any analogous provision of state or local law and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law. The Trustees shall file all tax returns required to be filed with any governmental agency consistent with this position, including, but not limited to, any returns required of grantor trusts pursuant to Section 1.671-4(a) of the income tax regulations under the Code (the "Income Tax Regulations").

                  II.2. Prohibited II.2. Prohibited Activities. The Trust shall not continue or engage in the conduct of any trade or business, and the Trustees are expressly prohibited from, and shall have no power or authority to, continue or engage in the conduct of any trade or business on behalf of the Trust or the Beneficiaries, and all of the terms and conditions hereof shall be construed accordingly.

 II.3. No Reversion to FundII.3. No Reversion to Fund. In no event shall any part of the Trust Assets revert to or be distributed to Fund.

                  II.4. Instruments of Further AssuranceII.4. Instruments of Further Assurance. After the dissolution of Fund, such Persons as shall have the right and power to so act, will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property intended to be covered hereby, and to vest in the Trustees, their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

                  II.5. Payment of LiabilitiesII.5. Payment of Liabilities. The Trustees hereby assume all Liabilities. Should any Liability be asserted against the Trustees as the transferees of the Trust Assets or as a result of the assumption made in this paragraph, the Trustees may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustees, Beneficiaries or employees or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event the Trust Assets are not sufficient to satisfy the Liabilities of the Trust.

                  II.6. Incidents of OwnershipII.6. Incidents of Ownership. The Shareholders shall be the Initial Beneficiaries of the Trust created by this Agreement and the Trustees shall retain only such incidents of legal ownership as are necessary to undertake the actions and transactions authorized herein.

                  II.7. Notice to Unlocated Shareholders. If the Trust holds Trust Assets for unlocated Shareholders, due notice shall be given to such Shareholders in accordance with local law.II.7. Notice to Unlocated Shareholders. If the Trust holds Trust Assets for unlocated Shareholders, due notice shall be given to such Shareholders in accordance with local law.



                                              ARTICLE III

                                             BENEFICIARIES

                  III.1.  Beneficial InterestsIII.1.  Beneficial Interests.

                  (a) The Initial Beneficial Interest of each former Shareholder as a Beneficiary hereof shall be determined by the Trustees in accordance with a certified copy of Fund's shareholder list as of the Record Date. Fund will deliver such a certified copy of its shareholder list to the Trustees within a reasonable time after such date. For ease of administration, the Trustees shall express the Beneficial Interest of each Beneficiary in terms of units ("Units"). Each record owner of shares of Common Stock of Fund at the Record Date shall be entitled to receive one Unit in cancellation of each such share and each record owner of shares of preferred stock of Fund shall be entitled to receive 1.25 Units in cancellation of each such share.

                  (b) The certificates representing Shares will be deemed to evidence the number of Units in the Trust owned by each Beneficiary, provided, however, that upon exchange or transfer of such certificates, the certificates shall be marked with an appropriate legend, or new certificates in a form approved by the Trustees shall be issued and shall evidence the number of Units owned.

                  (c) If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which it may so withhold. The Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

                  III.2. Rights of BeneficiariesIII.2. Rights of Beneficiaries. Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to his Beneficial Interest. Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement. The interest of the Beneficiary hereby is declared and shall be in all respects personal property and upon the death of an individual
Beneficiary, his Beneficial Interest shall pass as personal property to his legal representative and such death shall in no way terminate or affect the validity of this Agreement. A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as herein expressly provided. No widower, widow, heir, or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under the Agreement.

                  III.3. Transfer of Interests of  BeneficiariesIII.3.  Transfer
of Interests of Beneficiaries. The Beneficial Interests will be registered with the Securities and Exchange Commission on Form 8-B. Once the Trust's Registration Statement on Form 8-B has been declared effective, the Beneficial Interest of a Beneficiary may be transferred, in accordance with applicable securities laws, either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary; provided, however, that if the Trust receives a ruling from the Internal Revenue Service to the effect that transferability by Beneficiaries of their Beneficial Interests will adversely affect the Trust's qualification as a "liquidating trust" for purposes of the Code and Treasury Regulation Section 301.7701-4(d), the Beneficial Interest of a Beneficiary may not be transferred either by the Beneficiary in person or by a duly authorized agent or attorney, or by the properly appointed legal representatives of the Beneficiary, nor may a Beneficiary have authority or power to sell, assign, transfer, encumber, or in any other manner dispose of his Beneficial Interest; provided, however, that the Beneficial Interest shall be assignable or transferable by will, intestate succession, or operation of law and, provided further, that the executor or administrator of the estate of a Beneficiary may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber, the Beneficial Interest held by the estate of such Beneficiary if necessary in order to borrow money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the Beneficiary, upon written notice to the Trustees.

                  The Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

                  III.4. Trustees as BeneficiariesIII.4. Trustees as Beneficiaries. Each Trustee, either individually or in a representative or fiduciary capacity may be a Beneficiary to the same extent as if he were not a Trustee hereunder and have all the rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he were not a Trustee hereunder.



ARTICLE IV                                    ARTICLE IV

                                   DURATION AND TERMINATION OF TRUST

                  IV.1. DurationIV.1. Duration. The existence of this Trust shall terminate upon the earliest of (i) a termination required by the applicable laws of the State of New York, (ii) the termination due to the distribution of all the Trust Assets as provided in Section 5.6, or (iii) the expiration of a period of three years from the date of the creation of the Trust; provided, however, the Trustees, in their discretion, may extend the existence of this Trust to such later date as they may designate, if they determine that an extension is reasonably necessary to pay or make provision for then known liabilities, actual or contingent, and provided further, however, that the Trust shall not in any event terminate pursuant to this clause (iii) prior to the date the Trustees are permitted to make a final distribution in accordance with Section 5.6.

                  IV.2. IV.2. Other Obligations of Trustees upon Termination. Upon distribution of all the Trust Assets, the Trustees shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and Units and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets. Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets, the Trustees shall have no further duties or obligations hereunder.



                                         ARTICLE VARTICLE V

                                    ADMINISTRATION OF TRUST ASSETS

                  V.1. Disposition of Trust V.1. Disposition of Trust Assets. The Trustees may, at such times as they may deem appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).

                  V.2. Transactions with Related PersonsV.2. Transactions with Related Persons. Notwithstanding any other provisions of this Agreement, but only to the extent that such transactions have not been previously approved by the Shareholders as part of the Plan, the Trustees shall not knowingly, directly or indirectly, sell or otherwise transfer all or any part of the Trust Assets to, or contract with, (i) any Trustee, employee or agent (acting in their individual capacities) of this Trust or (ii) any Person of which any Trustee, employee or agent of this Trust is an affiliate by reason of being a trustee, director, officer, partner or direct or indirect beneficial owner of 5% or more of the outstanding capital stock, shares or other equity interest of such Persons; unless, in each such case, after disclosure of such interest or affiliation, such transaction is approved by a majority of the Trustees who are not interested in the transaction and such Trustees determine that such transaction is on its terms fair and reasonable to the Trust and is in the best interests of the Beneficiaries, and in no event less favorable to this Trust than terms available for a comparable transaction with unrelated Persons. The Trustees are entitled to rely in good faith on certificates of the Trustees, employees and agents of the Trust with respect to their interests in any transaction.

                  V.3. V.3. Restriction on Trust Assets. The Trust shall not receive transfers of any assets prohibited by Revenue Procedure 82-58, as the same may be amended, supplemented or modified including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80 percent or more of the stock of such issuer or any general or limited partnership interests.

                  V.4. Payment of Claims, Expenses and LiabilitiesV.4. Payment of Claims, Expenses and Liabilities. The Trustees shall pay from the Trust Assets all claims, expenses, charges, liabilities, and obligations of the Trust and all Liabilities and obligations which the Trustees specifically assume and agree to pay pursuant to this Agreement and such transferee liabilities which the Trustees may be obligated to pay as transferees of the Trust Assets, including among the foregoing, and without limiting the generality of the foregoing, interest, penalties, taxes, assessments, and public charges of every kind and nature and the costs, charges, and expenses connected with or growing out of the execution or administration of this Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

                  V.5. Interim DistributionsV.5. Interim Distributions. At such times as may be determined by them, the Trustees shall distribute, or cause to be distributed, to the Beneficiaries, in proportion to the number of Units held by each Beneficiary, such cash or other property comprising a portion of the Trust Assets as the Trustees may in their sole discretion determine may be distributed without detriment to the conservation and protection of the Trust Assets; provided, however, that the Trustees shall distribute, or cause to be distributed, at least annually to the Beneficiaries any proceeds from the sale of Trust Assets in excess of a reasonable amount (as determined by the Trustees) to satisfy the claims, expenses and liabilities described in Section 5.4.

                  V.6. Final DistributionV.6. Final Distribution. If the Trustees determine that the Liabilities and all other claims, expenses, charges, liabilities and obligations of the Trust have been paid or discharged, or if the existence of the Trust shall terminate pursuant to Section 4.1, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the Trust Assets to the Beneficiaries in proportion to the number of Units held by each Beneficiary. The Trustees shall hold in the Trust and thereafter make disposition of all liquidating distributions and other payments due any Beneficiaries who have not been located, in accordance with Maryland law, subject to applicable state laws regarding escheat and abandoned property.

                  V.7. Reports to Beneficiaries and OthersV.7. Reports to Beneficiaries and Others. As soon as practicable after the end of each taxable year of the Trust and after termination of the Trust, the Trustees shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustees for such taxable year or period, certified by an independent certified public accountant, (ii) any changes in the Trust Assets which they have not previously reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement which they have not previously reported and which, in their opinion, materially affects the Trust Assets. The Trustees may submit similar reports for such interim periods during the taxable year as they deem advisable or as may be required by the Securities and Exchange Commission. The taxable year of the Trust shall end on December 31 of each year unless the Trustees deem it advisable to establish some other date as the date on which the taxable year of the Trust shall end.

                  V.8. Federal Income Tax InformationV.8. Federal Income Tax Information. As soon as practicable after the close of each taxable year, the Trustees shall mail to each Person who was a Beneficiary at the close of the year, a statement showing on a unit basis the dates and amounts of all distributions made by the Trustees, the Trust Assets disposed of by the Trust, if any, income earned on Trust Assets, if any, and such other information as is reasonably available to the Trustees which may be helpful in determining the amount of gross income attributable to the Trust that such Beneficiary should include in such Person's Federal income tax return for the preceding year. In addition, after receipt of a request in good faith, or in their discretion without such request or if required by applicable law, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year a statement containing such further information as is reasonably available to the Trustees which shall be helpful in determining the amount of taxable income which such Person should include in such Person's Federal income tax return.

                  V.9.     Employment of Manager V.9.Employment of Manager

                  (a) The Trustees shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, employees, advisors or managers of the Trust. However, the Trustees are not and shall not be required personally to conduct the activities of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ or contract with any Person or Persons (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, shareholders, partners or trustees) as the Trustees may deem necessary or proper for the transaction of the activities of the Trust. The Trustees may therefore employ or contract with such Person or Persons (herein referred to as the "Manager") and may grant or delegate such authority to the Manager as the Trustees may in their sole discretion deem necessary or desirable to carry out the purpose of the Trust without regard to whether such authority is normally granted or delegated by trustees.

                  The Trustees shall have the power to determine the terms and compensation of the Manager or any other Person whom they may employ or with whom they may contract, provided, however, that any determination to employ or contract with any Trustee or other Person such that a Trustee or other Person would be an Affiliated Trustee or an Affiliated Person shall be valid only if made, approved or ratified after disclosure of such interests by the affirmative vote or written consent of a majority of the non-Affiliated Trustees. The Trustees may exercise broad discretion in allowing the Manager to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

                  (b) The Manager or other Persons shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments.



ARTICLE VI                                    ARTICLE VI

                               POWERS OF AND LIMITATIONS ON THE TRUSTEES

                  VI.1. Limitations on TrusteesVI.1. Limitations on Trustees. The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business, and no part of the Trust Assets shall be used or disposed of by the Trustees in furtherance of any trade or business. The Trustees shall be restricted to the holding and collection of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement. In no event shall the Trustees take any action which would jeopardize the status of the Trust as a "liquidating trust" for federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d). This limitation shall apply regardless of whether the conduct of any such trade or business is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Assets. The Trustees shall not invest any of the funds held as Trust Assets, except that the Trustees may invest any portion of the Trust Assets in
(i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof; (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof; or (iii) any other investments which may be determined by the Trustees to be permissible under Revenue Procedure 82-58, as the same may be amended, supplemented or modified.

                  VI.2. Specific Powers of TrusteesVI.2. Specific Powers of Trustees. Subject to the provisions of Section 6.1, the Trustees shall have the following specific powers in addition to any powers conferred upon them by any other Section or provision of this Agreement or any statutory laws of the State of New York; provided, however, that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

                  (a) To determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interests in, the Trust Assets.

                  (b) To collect, liquidate or otherwise convert into cash, or such other property as they deem appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge and satisfy all other claims, expenses, charges, Liabilities, and obligations existing with respect to the Trust Assets, the Trust or the Trustees.

                  (c) To elect, appoint, engage, retain or employ any Persons as agents, representatives, employees, or independent contractors (including without limitation, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged, retained or employed, to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement, retention or employment of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, employers, independent contractors or other Persons.

                  (d) To retain and set aside such funds out of the Trust Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities, and obligations of the Trust or Fund, (ii) contingencies, and (iii) the expenses of administering the Trust Assets.

                  (e) To do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain assets held by the Trustees pending sale or other disposition thereof or distribution thereof to the Beneficiaries.

                  (f) To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees, or of any other Person, without disclosure of the interest of the Trust therein.

                  (g) To cause any investments of any part of the Trust Assets to be registered and held in the name of any one or more of their names or in the names of a nominee or nominees without increase or decrease of liability with respect thereto.

                  (h) To institute or defend actions or declaratory judgments or other actions, arbitrations or mediations and to take such other action, in the name of the Trust or Fund or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action or rights relating to or forming a part of the Trust Assets.

                  (i) To determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as they deem satisfactory.

                  (j) To cancel, terminate, or amend any instruments, contracts, agreements, obligations or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations or causes of action may extend beyond the terms of this Trust, provided that no such new instrument, contract, agreement, obligation or cause of action shall permit the Trustees to engage in any activity prohibited by Section 6.1.

                  (k) To vote by proxy or otherwise on behalf of the Beneficiaries and with full power of substitution all shares of stock and all securities held by the Trustees hereunder and to exercise every power, election, discretion, option and subscription right and give every notice, make every demand, and to do every act or thing in respect to any shares of stock or any securities held by the Trustees which the Trustees might or could do if they were the absolute owners thereof.

                  (l) To undertake or join in any merger, plan of reorganization, consolidation, liquidation, dissolution, readjustment or other transaction of any corporation, any of whose shares of stock or other securities, obligations, or properties may at any time constitute a part of the Trust Assets, and to accept the substituted shares of stock, bonds, securities, obligations and properties and to hold the same in trust in accordance with the provisions hereof.

                  (m) In connection with the sale or other disposition or distribution of any securities held by the Trustees, to comply with the applicable Federal and state securities laws, and to enter into agreements relating to sale or other disposition or distribution thereof.

                  (n) To authorize transactions between corporations or other entities whose securities, or other interests therein (either in the nature of debt or equity) are held by the Trustees as part of the Trust Assets.

                  (o) To perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII                                   ARTICLE VII

                                       CONCERNING THE TRUSTEES,
                                  BENEFICIARIES, EMPLOYEES AND AGENTS

                  VII.1. GenerallyVII.1. Generally. The Trustees accept and undertake to discharge the trust created by this Agreement, upon the terms and conditions thereof on behalf of the Beneficiaries. The Trustees shall exercise such of the rights and powers vested in them by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of this Agreement shall be construed to relieve the Trustees from liability for their own negligent action, their own negligent failure to act, or their own willful misconduct, except that:

                  (a) No Trustee shall be responsible for the acts or omissions of any other Trustee if done or omitted without his knowledge or consent unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts, and no successor Trustee shall be in any way responsible for the acts or omissions of any Trustees in office prior to the date on which he becomes a Trustee.

                  (b) No Trustee shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees.

                  (c) In the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustees by any provision hereof, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

  (d) No Trustee shall be liable for any error of judgment made in good faith. No Trustee shall be liable with respect to any action taken or omitted to be taken by him in good faith in accordance with the direction of Beneficiaries having an aggregate Beneficial Interest of more than 50% relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Agreement.

                  VII.2. Reliance by TrusteesVII.2. Reliance by Trustees. Except as otherwise provided in Section 7.1:

                  (a) The Trustees may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The Trustees may consult with legal counsel, auditors or other experts to be selected by them, including firms of which a Trustee may be a member, and the advice or opinion of such counsel, auditors or other experts shall be full and complete personal protection to all Trustees, employees and agents of the Trust in respect of any action taken or suffered by them in good faith and in reliance on, or in accordance with, such advice or opinion.

                  (c) Persons dealing with Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of this Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability.

                  (d) As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries, Trustees, or their agents liable nor shall the Trustees be liable to anyone for such omission.

                  VII.3. Liability to Third PersonsVII.3. Liability to Third Persons. No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust; and no Trustee, employee or agent of this Trust shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Trust Assets or the affairs of this Trust, except for his own willful misconduct, knowingly and intentionally committed in bad faith; and all such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of this Trust. The Trustees shall, at all times, maintain insurance for the protection of the Trust Assets, its Beneficiaries, Trustees, employees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability to the extent available at reasonable rates.

                  VII.4. RecitalsVII.4. Recitals. Any written instrument creating an obligation of this Trust shall be conclusively taken to have been executed or done by a Trustee, employee or agent of this Trust only in his capacity as Trustee under this Agreement or in his capacity as employee or agent of the Trust.

                  VII.5. IndemnificationVII.5. Indemnification. Each Trustee and
employee of the Trust and each agent of the Trust and the directors, officers, partners, employees, equity owners and agents of such agent (each an "Indemnified Person" and collectively, the "Indemnified Persons") shall be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened (i) in the case of any Trustee or any employee or agent of the Trust, while in office or thereafter, by reason of his being or having been such a Trustee, employee or agent, and (ii) in the case of any director, officer, partner, employee, equity owner or agent of any agent of the Trust by reason of any such Person exercising or failing to exercise any right hereunder; provided, however, that the Indemnified Person shall not be entitled to such indemnification in respect of any matter as to which the Indemnified Person shall have been adjudicated to have acted in bad faith or with willful misfeasance, negligence, or in reckless disregard of the Indemnified Person's duties; and provided, further, however, that, as to any matter disposed of by a compromise payment by such Indemnified Person pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trustees shall have received a written opinion from independent counsel approved by the Trustees to the effect that if the foregoing matters had been adjudicated, such Indemnified Person would not have been found to have acted in bad faith or with willful misfeasance, negligence, or in reckless disregard of the Indemnified Person's duties. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided, however, that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein or to which the Indemnified Person may be otherwise entitled except out of the Trust Assets, and no Beneficiary shall be personally liable to any person with respect to any claim for indemnity or reimbursement or otherwise. The Trustees may make advance payments in connection with indemnification under this Section, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust in the event it is subsequently determined that the Indemnified Person is not entitled to such indemnification. The Trustees may purchase such insurance as they feel, in the exercise of their discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he may legally be entitled nor shall anything else contained herein restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. Notwithstanding anything to the contrary in this Paragraph 7.5, no indemnification shall be provided in excess of that permitted by the Investment Company Act of 1940 (the "1940 Act") if the provisions of Section 17 thereof apply.

                  VII.6. Rights of Trustees, Employees, Independent Contractors and Agents To Own Units or Other Property and To Engage in Other BusinessVII.6. Rights of Trustees, Employees, Independent Contractors and Agents To Own Units or Other Property and To Engage in Other Business. Any Trustee, employee, independent contractor or agent may acquire, own, hold and dispose of Units for his individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if he were not a Trustee, employee, independent contractor or agent. Any Trustee, employee, independent contractor or agent may, in his personal capacity or in a capacity of trustee, officer, director, shareholder, partner, member, advisor, employee of any Person or otherwise, have business interests and holdings similar to or in addition to those relating to the Trust. Subject to the provisions of Article V hereof, any Trustee, employee, independent contractor or agent of the Trust may be a trustee, officer, director, shareholder, partner, member, advisor, employee or independent contractor of, or otherwise have a direct or indirect interest in, any Person who may be engaged to render advice or services to the Trust, and may receive compensation from such Person as well as compensation as Trustee, employee, independent contractor or agent or otherwise hereunder. None of these activities shall be deemed to conflict with his duties as Trustee, employee, independent contractor or agent.

ARTICLE VIII                                 ARTICLE VIII

                            PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

                  VIII.1. Action by TrusteesVIII.1. Action by Trustees. All action required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken (i) at a meeting at which a quorum is present, having been duly called by one or more of the Trustees on at least 24 hours prior written or telephonic notice to all of the Trustees then serving, or (ii) without a meeting, by a written vote, resolution, or other writing signed by all the Trustees then serving. Notice of a meeting may be waived in writing by any Trustee either before or after such meeting and the attendance of a Trustee shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. All or any one or more Trustees may participate in the meeting of the Trustees by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to which such communications are used by a Trustee shall constitute presence in person at such meeting. Except where this Agreement otherwise provides, all action taken at such a meeting shall be by vote or resolution of a majority of such of the Trustees as are present and shall have the same force and effect as if taken by all the Trustees. A majority of the Trustees then serving shall constitute a quorum. Any action taken by the Trustees pursuant to this Section 8.1 may be implemented by any one Trustee unless otherwise specified by the Trustees authorizing or approving such action. Such implementation may include, without limitation, the execution and delivery of documents. Without limiting any of the foregoing of this Article VIII and subject to the approval of the Trustees as herein provided, any one Trustee may hold title to, or an interest in, any and all of the Trust Assets, for and on behalf of the Trust and the Trustees.

                  VIII.2. DelegationVIII.2. Delegation. An individual Trustee may, at any time and from time to time, by an instrument in writing delegate any or all of his rights, powers, duties, authority and privileges, whether or not discretionary, to any other Trustee for such period or periods of time as may be specified in such written instrument; provided, however, that any such instrument shall be revocable at any time and that any Trustee who is granted any discretionary power hereunder may not delegate such discretionary power to any Trustee who is not granted such discretionary power.

                  VIII.3. Reliance on Statement by TrusteesVIII.3. Reliance on Statement by Trustees. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate signed by any one or more of the Trustees that they have authority to take any action under this Trust. Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the calling of any meeting of the Trustees or the Beneficiaries, the giving of notice thereof, and the action taken at such meeting, including the aggregate number of Units held by the Beneficiaries taking such action.



IX                                            ARTICLE IX

                                       COMPENSATION OF TRUSTEES

                  IX.1. Amount of CompensationIX.1. Amount of Compensation. In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall receive as compensation for services as Trustee hereunder, (i) $500 per month or portion thereof during which such Person serves as Trustee plus $200 per hour spent on Trust matters or (ii) such greater compensation as shall be determined by the Board of Directors of Fund at their final meeting or as may subsequently be approved by Beneficiaries having an aggregate Beneficial Interest of more than 50%.

                  IX.2. Dates of PaymentIX.2. Dates of Payment. The compensation payable to each Trustee pursuant to the provisions of Section 9.1 shall be paid monthly or at such other times as the Trustees may determine.

X.3. ExpensesIX.3. Expenses. Each Trustee shall be reimbursed from the Trust Assets for all expenses reasonably incurred by him in the performance of his duties in accordance with this Agreement.

ARTICLE X                                      ARTICLE X

                                    TRUSTEES AND SUCCESSOR TRUSTEES

                  X.1. Number and Qualification of TrusteesX.1. Number and Qualification of Trustees. Subject to the provisions of Section 10.3 relating to the period pending the appointment of a successor Trustee, there shall be no fewer than one nor more than five Trustees of this Trust, each of whom shall be a citizen and resident of or a corporation which is incorporated under the laws of a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of New York and each of whom shall not have been at anytime prior to May 8, 1996 an "interested person" (as such term is used in the 1940 Act) with respect to Fund or Commonwealth Associates (a partnership which sponsored Fund and acted as underwriter of Fund's initial public offering) as if each of Fund and Commonwealth Associates were an investment company registered under the 1940 Act. Within the limits set forth in this Section 10.1, the number of Trustees may be increased or decreased from time to time by the Trustees.

                  If any corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretions and privileges as are herein specified for a Trustee.

                  X.2. Resignation and RemovalX.2. Resignation and Removal. Any Trustee may resign and be discharged from the Trust hereby created by giving written notice thereof to the remaining Trustee or Trustees and by mailing such notice to the Beneficiaries at their respective addresses as they appear in the records of the Trustees. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries having an aggregate Beneficial Interest of at least 75% of the total Beneficial Interest.

                  X.3. Appointment of SuccessorX.3. Appointment of Successor. Should at any time a Trustee resign or be removed, die, become mentally incompetent or incapable of action (as determined by a majority of the remaining Trustees in their sole discretion), or be adjudged a bankrupt or insolvent, a vacancy shall be deemed to exist and a successor shall be appointed by the remaining Trustees. If and only if such a vacancy is not filled by the remaining Trustees within 60 days, the Beneficiaries may, pursuant to Article XII hereof, call a meeting to appoint a successor Trustee by Beneficiaries holding a majority of the Beneficial Interest represented at the meeting. Pending the appointment of a successor Trustee, the remaining Trustees then serving may take any action in the manner set forth in Section 8.1.

                  X.4. Acceptance of Appointment by Successor TrusteeX.4. Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees and, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trust herein expressed, all the estates, properties, rights, powers and trusts of such retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by him hereunder.

                  X.5. BondsX.5. Bonds. Unless required by the Board of Directors of Fund prior to the Record Date, or unless a bond is required by law, no bond shall be required of any original Trustee hereunder. Unless required by a majority vote of the Trustees prior to a successor Trustee's acceptance of an appointment as such pursuant to Section 10.4, or unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries, no bond shall be required of any successor Trustee hereunder. If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board of Directors of Fund. If a bond is required by the Board of Directors of Fund or by a majority vote of the Trustees, the Board of Directors of Fund or the Trustees, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.


ARTICLE XI                                    ARTICLE XI

                                     CONCERNING THE BENEFICIARIES

                  XI.1. Evidence of Action by BeneficiariesXI.1. Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing, or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

                  XI.2. Limitation on Suits by BeneficiariesXI.2. Limitation on Suits by Beneficiaries. No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries do hereby waive any such right, unless Beneficiaries having an aggregate Beneficial Interest of at least 25% shall have made written request upon the Trustees to institute such action or proceeding in their own names as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees for 30 days after their receipt of such notice, request, and offer of indemnity shall have failed to institute any such action or proceeding.

                  XI.3. Requirement of UndertakingXI.3. Requirement of Undertaking. The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section shall not apply to any suit or other proceeding by the Trustees.



ARTICLE XII                                   ARTICLE XII

                                       MEETING OF BENEFICIARIES

                  XII.1. Purpose of MeetingsXII.1. Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees.

                  XII.2. Meeting Called by TrusteesXII.2. Meeting Called by Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of New York (or elsewhere if so determined by a majority of the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3), which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 90 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 90 days before the date of such meeting. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

                  XII.3. Meeting Called on Request of BeneficiariesXII.3. Meeting Called on Request of Beneficiaries. Within 30 days after written request to the Trustees by Beneficiaries having an aggregate Beneficial Interest of at least 50% to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30-day period then such meeting may be called by Beneficiaries having an aggregate Beneficial Interest of at least one-third or their designated representative.
                  XII.4. Persons Entitled to Vote at Meeting of BeneficiariesXII.4. Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing. The vote of each Beneficiary shall be weighted based on the number of Units held by each Beneficiary in the Trust Assets. The signature of the Beneficiary on such written authorization need not be witnessed or notarized.

                  XII.5. Quorum and Vote RequiredXII.5. Quorum and Vote Required. At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate Beneficial Interest sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having an aggregate Beneficial Interest of more than 50% of the aggregate Beneficial Interest of all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a higher percentage is specified for a particular matter or is required by law, the approval of Beneficiaries having an aggregate Beneficial Interest of more than 50% of the aggregate Beneficial Interest of all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

 XII.6. Adjournment of MeetingXII.6. Adjournment of Meeting. Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

                  XII.7. Conduct of MeetingsXII.7. Conduct of Meetings. The Trustees shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

                  XII.8. Record of MeetingXII.8. Record of Meeting. A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.


ARTICLE XIII                                 ARTICLE XIII

                                              AMENDMENTS

                  XIII.1. Consent of Trustees and BeneficiariesXIII.1. Consent of Trustees and Beneficiaries. At the direction or with the consent of both the Trustees and Beneficiaries having an aggregate Beneficial Interest of at least a majority, or such greater percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, of the total Beneficial Interest, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided, however, that no such amendment shall permit the Trustees to engage in any activity prohibited by
Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of distribution; and provided further, however, that no consent of the Beneficiaries shall be required with respect to any amendment made solely for the purpose of facilitating the transferability by Beneficiaries of Units so long as such amendment has been approved by all the Trustees or making any other addition, change or deletion to resolve any ambiguity or inconsistency herein or that does not materially and adversely affect any Beneficiary's Beneficial Interest.

                  XIII.2. Notice and Effect of AmendmentXIII.2. Notice and Effect of Amendment. Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

XIV                                           ARTICLE XIV

                                      MISCELLANEOUS PROVISIONS


                  XIV.1. Filing DocumentsXIV.1. Filing Documents. This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained in the office of each Trustee and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of Trustee in the same places where the original Agreement is filed or recorded.

                  XIV.2. Intention of Parties to Establish TrustXIV.2. Intention of Parties to Establish Trust. This Agreement is not intended to create and shall not be interpreted as creating a corporation, association, partnership, or joint venture of any kind for purposes of Federal income taxation or for any other purpose.

                  XIV.3.   Beneficiaries   Have  No  Rights  or   Privileges  as
Shareholders  of  FundXIV.3.  Beneficiaries  Have No  Rights  or  Privileges  as
Shareholders of Fund. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges attributable to their former status as Shareholders of Fund.

                  XIV.4. Laws as to ConstructionXIV.4. Laws as to Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Trustees, and the Beneficiaries (by their vote with respect to the Liquidation Plan and/or their acceptance of any distributions made to them pursuant to this Agreement), consent and agree that this Agreement shall be governed by and construed in accordance with such laws.

                  XIV.5. SeverabilityXIV.5. Severability. In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

                  XIV.6. NoticesXIV.6. Notices. Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to such Person at his address as shown in the records of the Trust.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by cable, telegram, telecopier or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                           (a)      If to the Trustees:

                                    Raymond S. Troubh
                                    Ten Rockefeller Plaza
                                    Suite 712
                                    New York, New York 10020
                                    Facsimile: (212) 489-7484

                                    with a copy to:

                                    Skadden, Arps, Slate, Meagher &
                                      Flom LLP
                                    919 Third Avenue
                                    New York, New York  10022
                                    Attention: Richard T. Prins, Esq.
                                    Facsimile: (212) 735-2000

                           (b)      if to Fund:

                                    The MicroCap Fund, Inc.
                                    575 Fifth Avenue
                                    New York, New York
                                    Attention: Raymond S. Troubh
                                    Facsimile: (212) 489-7484

XIV.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

XIV.8. Binding.   XIV.8. Binding

                  (a) The obligations of Fund are not personally binding upon, nor shall resort be had to the private property of, any of the directors, shareholders, officers, employees or agents of Fund, but only the property of Fund shall be bound.

                  (b) The obligations of the Trust are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, Beneficiaries, employees or agents of the Trust, but only the Trust Assets shall be bound.

                  IN WITNESS WHEREOF, The MicroCap Fund, Inc. has caused this Agreement to be executed by its President and Chief Executive Officer, and the initial Trustee herein has executed this Agreement, as trustee and not as an individual, this 28th day of January, 1997.


                                            THE MICROCAP FUND, INC.


                                            By:/s/ RAYMOND S. TROUBH
                                               Raymond S. Troubh
                                   President and Chief Executive Officer



                                            /s/ RAYMOND S. TROUBH
                                            Trustee